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                                     FORM OF
                          EXPENSE LIMITATION AGREEMENT


         THIS EXPENSE LIMITATION AGREEMENT is made as of the 1st day of August, 1999 by and among NORTH AMERICAN GOVERNMENT BOND FUND, INC., a Maryland corporation (the "Fund"), INTERNATIONAL STRATEGY & INVESTMENT INC., a Delaware corporation ("ISI" or the "Advisor"), and INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation ("ICC" or the "Administrator"), with respect to the following:

         WHEREAS, ISI serves as the Fund's investment advisor pursuant to an Investment Advisory Agreement dated December 15, 1992 and ICC serves as the Fund's administrator pursuant to a Master Services Agreement dated January 1, 1994; and

         WHEREAS, ICC and ISI have voluntarily agreed to waive their fees and reimburse expenses proportionately so that the Fund's total annual operating expenses do not exceed 1.25% of its average daily net assets; and

         WHEREAS, the Fund, ISI and ICC desire to formalize these voluntary fee waiver and expense reimbursement arrangements for a one year period beginning on August 1, 1999 and ending on July 31, 2000.

         NOW THERETOFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         1. ISI and ICC agree to waive their respective fees and reimburse expenses for a period from August 1, 1999 to July 31, 2000 to the extent necessary, and in the proportion described in Appendix A attached hereto or such other proportion as they may from time to time agree upon, so that the Fund's total annual operating expenses do not exceed 1.25% of its average daily net assets.

         2. Upon the termination of the Investment Advisory Agreement, or the Master Services Agreement, this Agreement shall automatically terminate.

         3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.


[SEAL]


                                                 NORTH AMERICAN GOVERNMENT
                                                 BOND FUND, INC.

Attest:/s/                                       by:/s/
       ----------------                             ------------------
                                                 By: R. Alan Medaugh
                                                 Title: President



                                                 INTERNATIONAL STRATEGY &
                                                 INVESTMENT INC.

Attest:/s/                                       by:/s/
       ----------------                             --------------
                                                 By: Nancy Lazar
                                                 Title: Executive Vice President



                                                 INVESTMENT COMPANY CAPITAL
                                                 CORP.

Attest:/s/                                       by:/s/
       ----------------                             ---------------------
                                                 By: Edward J. Veilleux
                                                 Title: Executive Vice President



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                                   APPENDIX A

         The Advisor and the Administrator agree to waive their respective fees and reimburse expenses in the following proportion:

                  International Strategy & Investment Inc.     _____%
                  Investment Company Capital Corp.             _____%